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                       EXHIBIT INDEX


Exhibit 10(a)  Override Agreement for Figgie International,
               Inc. dated as of June 30, 1994


Exhibit 10(b)  Executive Employment Agreement dated July 1,
               1994


Exhibit 27     Financial Data Schedule